Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces Fourth Quarter and Fiscal Year Ended September 30, 2013 Results

BOSTON, Massachusetts, December 18, 2013– National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the fourth quarter and fiscal year ended September 30, 2013.

Fourth Quarter Results

Revenue for the quarter ended September 30, 2013 was $305.1 million, an increase of $15.6 million, or 5.4%, over revenue for the quarter ended September 30, 2012. Revenue increased $11.3 million from organic growth, including growth related to new programs and $4.8 million from acquisitions that closed during and after the three months ended September 30, 2012. The organic growth was partially offset by a reduction in revenue of $0.5 million from businesses we divested during the same period.

Income from operations for the quarter ended September 30, 2013 was $19.0 million, an increase of $5.9 million, as compared to income from operations for the quarter ended September 30, 2012. Net income for the quarter ended September 30, 2013 was $0.4 million compared to a net loss of $5.3 million for the quarter ended September 30, 2012.

Pro Forma Adjusted EBITDA1 for the quarter ended September 30, 2013 was $39.4 million, an increase of $6.6 million, or 20.0%, as compared to Pro Forma Adjusted EBITDA for the quarter ended September 30, 2012. Pro Forma Adjusted EBITDA increased due to organic growth and acquisitions closed since September 30, 2012 as well as cost containment efforts and expense leveraging. Pro Forma Adjusted EBITDA was also positively impacted by a decrease in expense related to professional and general liability claims and workers’ compensation insurance as compared to the quarter ended September 30, 2012. In addition, the Company recorded a lower discretionary cash bonus to its direct care workers in the quarter ended September 30, 2013 as compared to the quarter ended September 30, 2012. The growth in Pro Forma Adjusted EBITDA was partially offset by increased expense for accounts receivable reserves and occupancy. Adjusted EBITDA margin1 increased to 12.9% for the quarter ended September 30, 2013 from 11.2% for the quarter ended September 30, 2012.

Year-to-Date Results

Revenue for the fiscal year ended September 30, 2013 was $1,198.7 million, an increase of $75.5 million, or 6.7%, over revenue for the fiscal year ended September 30, 2012. Revenue increased $55.6 million from organic growth, including growth related to new programs and a $2.1 million adjustment to our state provider tax reserve relating to pre-Merger periods, and $23.5 million from acquisitions that closed during and after the twelve months ended September 30, 2012. Revenue growth was partially offset by a reduction in revenue of $3.6 million from businesses we divested during the same period.

Income from operations for the fiscal year ended September 30, 2013 was $53.3 million, an increase of $5.7 million as compared to income from operations for the fiscal year ended September 30, 2012. Net loss for the fiscal year ended September 30, 2013 was $18.3 million compared to net loss of $14.4 million for the fiscal year ended September 30, 2012.

Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2013 was $133.9 million, an increase of $11.7 million, or 9.6%, as compared to Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2012. Pro Forma Adjusted EBITDA increased due to organic growth and acquisitions closed since September 30, 2012 as well as cost containment efforts and expense leveraging. In addition, Pro Forma Adjusted EBITDA was positively impacted by a decrease in professional and general liability expense. The growth in Pro Forma Adjusted EBITDA was partially offset by the increased expense for accounts receivable reserves and occupancy. Adjusted EBITDA margin increased to 11.1% for the fiscal year ended September 30, 2013 from 10.6% for the fiscal year ended September 30, 2012.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, December 20, 2013 at 11:00 a.m. ET to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. ET on Friday, December 27, 2013. Those wishing to participate in the December 20 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.

Explanatory Note Regarding Components of Revenue Growth

The Company’s discussion of the components of its revenue growth in the earnings release for the three and nine months ended June 30, 2013 and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the

[1]	Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” below.

Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013 included an error that was recently discovered in connection with the preparation of its Annual Report on Form 10-K. The error resulted in an overstatement of the revenue attributable to organic growth and to divested businesses in both the three and nine month periods, and an understatement of the revenue attributable to acquisitions in the nine month period. For the three months ended June 30, 2013, net of $1.0 million from businesses divested during the period, revenue increased $16.0 million from organic growth. For the nine months ended June 30, 2013, net of $3.1 million from businesses divested during the period, revenue increased $43.7 million from organic growth and $19.3 million from acquisitions that closed during and after the nine months ended June 30, 2012. The Company’s reported consolidated revenue was unaffected by this error.

About the Company

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 35 states.

Forward-Looking Statements

From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

This earnings release includes a presentation of Pro Forma Adjusted EBITDA, which is a non-GAAP financial measure. Pro Forma Adjusted EBITDA is defined as net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, exclusive of discontinued operations, further adjusted to add back certain non-cash charges, fees under the management agreement with the Company’s equity sponsor, proceeds of business insurance, transaction bonuses, certain expenses incurred under indemnification or refunding provisions for acquisitions, severance costs and relocation costs and deductions attributable to minority interests, non-cash compensation expense, income tax credits to the extent not netted, non-cash income and interest income and gains on interest rate hedges, unusual or non-recurring income or gains, unusual or non-recurring losses, operating losses from new starts, business optimization expenses, further adjusted for EBITDA of acquired businesses on a pro forma basis and EBITDA of sold businesses. Pro Forma Adjusted EBITDA is similar to the definition of “Consolidated EBITDA” in the Company’s senior credit agreement, except that (i) it does not include an adjustment for the difference between the cash basis and accrual basis of professional and general liability, or PL/GL, charges and (ii) the adjustment for operating losses from new starts is not capped at $8.0 million.

This earnings release also includes a presentation of Adjusted EBITDA Margin, which is a non-GAAP financial measure. Adjusted EBITDA Margin is defined as (i) Pro Forma Adjusted EBITDA, less the pro forma portion of EBITDA relating to acquired businesses, divided by (ii) consolidated revenue, less revenue related to unprofitable new starts. These adjustments are made to better reflect the performance of the Company’s core business and acquired companies, excluding new starts that are unprofitable.

Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin are presented because they are important measures used by management to assess financial performance, and management believes they provide a more transparent view of the Company’s operating performance and operating trends. The Company’s business strategy has been to pursue growth primarily through acquisitions and new program starts and, more recently, to improve margin. As part of this strategy, in recent periods the Company’s spending on new starts has increased substantially. As a result, the Company believes its presentation of Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin provides additional information investors can use to assess the Company’s progress on its goals. The Company also believes these measures are useful to investors in assessing financial performance because these non-GAAP financial measures are similar to the metrics used by investors and other interested parties when comparing companies in the Company’s industry that have different capital structures, debt levels and/or tax rates. Furthermore, Pro Forma Adjusted EBITDA closely correlates to the EBITDA measure used in the Company’s senior credit agreement. Reconciliations of net income (loss) to Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin data are presented within the tables below.

Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin are frequently used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Pro Forma Adjusted EBITDA and Adjusted EBITDA Margin should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Selected Financial Highlights

($ in thousands)

(unaudited)

	Three Months Ended September 30		Twelve Months Ended September 30
	2013	2012	2013	2012
Statements of Operations Data:
Net revenue	$305,112	$289,477	$1,198,653	$1,123,118
Cost of revenue (exclusive of depreciation expense shown separately below)	234,742	225,458	935,143	874,778
General and administrative expenses	35,161	35,569	146,040	140,221
Depreciation and amortization	16,176	15,314	64,146	60,534

Income from operations	19,033	13,136	53,324	47,585
Management fee of related party	(373)	(401)	(1,359)	(1,325)
Other income, net	300	(374)	929	2
Interest income	28	71	137	332
Interest expense	(19,593)	(19,870)	(78,075)	(79,445)

Loss from continuing operations before income taxes	(605)	(7,438)	(25,044)	(32,851)
Benefit for income taxes	(1,035)	(2,704)	(9,472)	(19,172)

Income (loss) from continuing operations	430	(4,734)	(15,572)	(13,679)
Loss from discontinued operations, net of tax	(46)	(526)	(2,724)	(701)

Net income (loss)	$384	$(5,260)	$(18,296)	$(14,380)

Additional financial data:

Program rent expense	$10,453	$8,777	$38,994	$32,779

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	Three Months Ended September 30		Twelve Months Ended September 30
	2013	2012(1)	2013	2012(1)
Reconciliation from Net loss to Pro Forma Adjusted EBITDA:

Net income (loss)	$384	$(5,260)	$(18,296)	$(14,380)
Loss (income) from discontinued operations, net of tax	46	526	2,724	701
Benefit for income tax	(1,035)	(2,704)	(9,472)	(19,172)
Interest expense, net	19,565	19,799	77,938	79,113
Management fee of related party (2)	373	401	1,359	1,325
Depreciation and amortization	16,176	15,314	64,146	60,534
Claims made insurance liability (3)	1,018	—	3,445	—
Non-cash impairment (4)	—	—	1,334	—
Predecessor provider tax reserve adjustment (5)	—	—	(2,118)	—
Restructuring (6)	331	48	703	753
Transaction-related costs, fees and expenses (7)	166	94	449	139
Stock-based compensation (8)	20	171	273	672
(Gain) loss on disposal of assets	(55)	146	165	283
Operating losses from new starts (9)	1,914	3,550	8,802	7,460
Business optimization expenses	18	211	183	1,288
Acquired EBITDA (10)	463	516	2,229	3,450

Pro Forma Adjusted EBITDA	$39,384	$32,812	$133,864	$122,166

	Three Months Ended September 30		Twelve Months Ended September 30
	2013	2012	2013	2012
Margin Data:

Consolidated Revenue	$305,112	$289,477	$1,198,653	$1,123,118
Less: Revenue related to unprofitable new starts (11)	2,689	1,784	12,301	4,640

	$302,423	$287,693	$1,186,352	$1,118,478

Pro Forma Adjusted EBITDA	$39,384	$32,812	$133,864	$122,166
Less: Acquired EBITDA (10)	463	516	2,229	3,450

	$38,921	$32,296	$131,635	$118,716
Adjusted EBITDA Margin	12.9%	11.2%	11.1%	10.6%

(1)	Pro Forma Adjusted EBITDA for the three and twelve months ended September 30, 2012 is presented in accordance with the new basis of presentation beginning with the earnings release for the quarter ended March 31, 2013. The following table sets forth a reconciliation of Adjusted EBITDA as previously reported in prior earnings release to Pro Forma Adjusted EBITDA as presented in this earnings release for the three and twelve months ended September 30, 2012.

	Three Months Ended September 30, 2012(12)	Twelve Months Ended September 30, 2012(12)
Reconciliation from Adjusted EBITDA to Pro Forma Adjusted EBITDA:

Adjusted EBITDA	$28,535	$109,968
Operating losses from new starts (9)	3,550	7,460
Business Optimization expenses	211	1,288
Acquired EBITDA (10)	516	3,450

Pro Forma Adjusted EBITDA	$32,812	$122,166

(2)	Represents management fees incurred for payment to Vestar Capital Partners V, L.P.
(3)	Represents an adjustment to our tail reserve for professional and general liability of $3,427,000 and an adjustment to our tail reserve for employment practices liability claims of $18,000 which are required by ASC 450 for companies with claims-made insurance.
(4)	Represents impairment charges associated with goodwill related to underperforming programs.
(5)	Represents an adjustment to a reserve for a provider tax that was accrued for prior to the Merger on June 29, 2006.
(6)	Represents costs incurred as part of the restructuring of corporate and certain field functions.
(7)	Represents costs related to the October 2012 debt repricing, external acquisition expenses, franchise taxes and transaction costs incurred.
(8)	Represents non-cash stock-based compensation expense.
(9)	Represents losses from any programs started within 18 months of the end of the period that have operating losses during the period.
(10)	Represents pro forma pre-closing EBITDA with respect to any acquisitions made during the period, based on actual EBITDA reported by the acquired entity or business during the most recent three and twelve month period available at the time of acquisition, after giving effect to identified adjustments as a result of the combination, pro rated for the portion of that three and twelve month period that falls within the three and twelve months ended September 30, 2013 and 2012, as applicable, prior to the closing of the acquisition.
(11)	Represents revenue from new programs started within 18 months of the end of the period that have operating losses during the period.
(12)	During fiscal 2013, the Company sold its Mentor Rhode Island business and closed certain Human Services operations in the state of Virginia. Results presented in the table for the three and twelve months ended September 30, 2012 reflect the classification of these businesses as discontinued operations.

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	As of
Balance Sheet Data:	September 30, 2013	September 30, 2012
Cash and cash equivalents	$19,315	$—
Working capital (1)	58,267	25,198
Total assets	1,020,372	1,044,983
Total debt (2)	803,464	799,895
Net debt (3)	734,149	749,895
Shareholder’s deficit	(60,831)	(44,247)

	Twelve Months Ended
Other Financial Data :	September 30, 2013	September 30, 2012
Cash flows provided by (used in):
Operating activities	$55,738	$29,251
Investing activities	(39,377)	(42,662)
Financing activities	2,954	13,148
Purchases of property and equipment	(31,901)	(29,995)
Cash paid for acquisitions	(9,275)	(16,544)

(1)	Calculated as current assets minus current liabilities.
(2)	Includes obligations under capital leases.
(3)	Net debt as defined in the senior credit agreement (total debt, net of cash and cash equivalents and LOC restricted cash of $50 million).

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

-END-